Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of AG Mortgage Investment Trust, Inc. of our report dated March 11, 2024 relating to the financial statements, which appear in AG Mortgage Investment Trust Inc.'s Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ PricewaterhouseCoopers LLP
New York, New York
May 7, 2025